Exhibit 10.40

SECOND AMENDMENT TO

REAL ESTATE SALE AGREEMENT

THIS SECOND AMENDMENT TO REAL ESTATE SALE AGREEMENT (this “Amendment”) is entered into effective as of January 9, 2023, by and between DONNELLEY FINANCIAL, LLC, a Delaware limited liability company (“Seller”), and ASPIRANT PARTNERS LLC, an Arizona limited liability company (“Buyer”).

RECITALS:

WHEREAS, Buyer and Seller entered into that certain Real Estate Sale Agreement dated as of August 30, 2022 (as amended by a First Amendment dated November 28, 2022, the “Agreement”), with respect to certain real property and the improvements situated thereon located in 1500 N. Central Avenue, Phoenix, Arizona (APN # 111-33-150A and 111-33-151), as more particularly described in the Agreement (the “Property”); and

WHEREAS, Seller and Buyer desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants of Seller and Buyer and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Seller and Buyer hereby agree as follows:

1.
Incorporation of Recitals; Capitalized Terms. The Recitals set forth above are hereby incorporated herein to the same extent as if fully set forth herein. All capitalized terms stated herein shall have the same meanings as ascribed to them in the Agreement unless otherwise defined.

2.
Modification to Agreement.

(a)
The second sentence of Section 4(b) of the Agreement is hereby deleted in its entirety and replaced with the following: “On or before January 10, 2023, Purchaser shall deposit with Escrow Agent the additional sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “First Additional Deposit”), and on or before March 28, 2023, provided this Agreement has not been terminated, Purchaser shall deposit with Escrow Agent the additional sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “Second Additional Deposit”). If and when deposited, the First Additional Deposit and the Second Additional Deposit shall become part of the Earnest Money.
(b)
The fourth sentence of Section 5(b) of the Agreement is hereby deleted in its entirety and replaced with the following: “Purchaser acknowledges and agrees that (i) commencing on the first day of the Entitlement Period (i.e., November 28, 2022), Twenty Five Thousand and No/100 Dollars ($25,000.00) of the Earnest Money shall be non-refundable to Purchaser and shall be released by Escrow Agent to Seller, (ii) on January 10, 2023, an additional One Hundred Thousand and No/100 Dollars ($100,000.00) of the Earnest Money shall be non-refundable to Purchaser and shall be released by Escrow Agent to Seller (in signing this Amendment, both Parties agree for the $100,000 non-refundable Earnest Money to be released to the Seller), (iii) on January 27, 2023, if Purchaser has not previously terminated this Agreement, an additional Twenty Five Thousand and No/100 Dollars ($25,000.00) of the Earnest Money shall be non-refundable to Purchaser and shall be released by Escrow Agent to Seller, and (iv) every 30 days thereafter, if Purchaser has not previously terminated this Agreement, an additional Fifty Thousand and No/100 Dollars ($50,000.00) of the Earnest Money shall be non-refundable to Purchaser and shall be released by Escrow Agent to Seller until all Earnest Money on deposit has been released to Seller (all such releases of the Earnest Money referred to as the “Nonrefundable Deposit”), provided that Seller shall be required to return the Nonrefundable Deposit to Purchaser if this Agreement is terminated by Purchaser pursuant to Section 11, Section 17(b), Section 17 (c), or Section 20; the Nonrefundable Deposit, together with the rest of the Earnest Money, if any, shall be credited against the Purchase Price at Closing.

(c)
Exhibit E which is attached hereto is added as a new Exhibit E to the Agreement and is titled “Nonrefundable Deposit Schedule, Extension and Final Payments.” For the avoidance of doubt, Exhibit E reflects a deposit summary with respect to the Earnest Money and portions thereof constituting the Nonrefundable Deposit as well as the final payments due to Seller at transaction close and Purchaser extension option.

3.
Ratification of Agreement. Except as modified by this Amendment, all of the terms and provisions of the Agreement are hereby ratified and confirmed by Seller and Buyer and shall remain in full force and effect. If Buyer makes the First Additional Deposit as provided in Section 2 above, Buyer shall be deemed to have sent Seller an Approval Notice (as defined in the Agreement) and the Agreement and any escrow established in connection with the Agreement shall be in full force and effect.

4.
Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument. To facilitate execution of this Amendment, the parties may execute and exchange by email pdf counterparts of the signature pages, which shall constitute originals for all purposes under this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the date first above written.

SELLER:

DONNELLEY FINANCIAL, LLC,
a Delaware limited liability company

By: ___/s/ Jons. S. Besch_______________________

Name: Jons S. Besch

Title: Chief Operations and Production Officer

BUYER:

ASPIRANT PARTNERS LLC,
an Arizona limited liability company

By: _____/s/ Geoff Jacobs_______________________
Name: Geoff Jacobs
Title: Authorized Agent

Exhibit E

Phoenix Sale - Deposit Summary

Date	Day	Days (Total)	Milestone	Escrow Deposit	DFIN Payment (Non-Refundable)	Extension Option DFIN Payment (Non-Refundable)	Commitment Fee
				PSA - Amendment 2 - 1/9/2023			
1-Aug-22	0	0	LOI Signed	$ -	$ -		
30-Aug-22	29	29	PSA Signed /1st Deposit	$ 250,000	$ -		$ 25,000
29-Sep-22	30	59	Due Diligence / Inspection - 90 Days	$ -	$ -		
29-Oct-22	30	89		$ -	$ -		
28-Nov-22	30	119		$ -	$ 25,000		
28-Dec-22	30	149	Entitlement Period/Transaction Closing/Extensions	$ -	$ -		
9-Jan-23	12	161		$ -	$ 100,000		
10-Jan-23	1	162		$ 150,000	$ -		
27-Jan-23	17	179		$ -	$ 25,000		
26-Feb-23	30	209		$ -	$ 50,000		
28-Mar-23	30	239		$ 150,000	$ 50,000		
27-Apr-23	30	269		$ -	$ 50,000		
27-May-23	30	299		$ -	$ 50,000		
26-Jun-23	30	329		$ -	$ 50,000		
26-Jul-23	30	359		$ -	$ 50,000		
25-Aug-23	30	389		$ -	$ 50,000		
24-Sep-23	30	419		$ -	$ -		
24-Oct-23	30	449		$ -	Initial Deal Close	$ 100,000	
23-Nov-23	30	479		$ -	$ -	Deal Ext. Close	
			TOTALS	**$ 550,000**	**$ 500,000**	**$ 100,000**	**$ 25,000**

	Closing Date	Sale Price	Payments to DFIN	Remaing Amount to DFIN
Initial Deal Close	10/24/2023	$ 13,025,000	$ 525,000	$ 12,500,000
Deal Ext. Close	11/23/2023	$ 13,125,000	$ 625,000	$ 12,500,000